 Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended January 31, 2009 (the “Report”) of AirShares™ EU Carbon Allowances Fund (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, David W. Jaffin, the Chief Financial Officer of XShares Advisors LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 17, 2009	By:	/s/ David W. Jaffin
	Name:	David W. Jaffin
	Title:	Chief Financial Officer
XShares Advisors LLC,
Sponsor of AirShares™ EU Carbon Allowances Fund